Exhibit 10.11

NO.

Guangzhou Fengxing Plaza office lease contract

Lessor: Guangzhou Fengwei Decoration Engineering Co., Ltd. (hereinafter referred to as Party A)

Address: 2807, No. 67, Tianhe East Road, Tianhe District, Guangzhou

Tel: 020-38394333                                  Postal Code: 510620

Legal representative: Li Buyun

Lessee: CLPS Guangzhou Co., Ltd. (hereinafter referred to as Party B)

Address: Unit 01-11, 20th floor, No. 67 Tianhe East Road, Tianhe District, Guangzhou

Tel: 020-38068088                                  Postal Code: 510620

Legal representative: Yang Xiaofeng

Contact person and contact information:

Through friendly negotiation, both parties hereby enter into this contract with respect to Party B’s lease of Party A’s premises for mutual compliance.

Article 1 Name, address and size of the premises.

Unit 01-11, 20th Floor, No. 67 Tianhe East Road, Tianhe District, Guangzhou (hereinafter referred to as “the house”, see Annex 3 for details, the drawing is for general identification purposes only and does not show the size of the house). The house has a rented floor area of 2354.13 square meters.

Article 2 Usage

The house is rented to Party B for office use. The name of Party B’s business in this house is CLPS Guangzhou Co., Ltd.,Its business scope is software and information technology services. If Party B needs to change the business operated in the house, if it involves the approval of the competent government department or go through the change procedures according to law, it must go through the change procedures in accordance with laws and regulations and notify Party A in writing within 3 days from the date of registration of the change.

Article 3 Lease Period

1. Party B leases the house for a contract period of 40 months from the start date of the lease period, from October 15, 2023 to February 14, 2027;Under the premise that Party B has paid the first month’s rent, management fee and performance bond in full in accordance with the provisions of this contract, Party A and Party B shall jointly handle the handover procedures for the house one day before the start date of the lease period, and Party A shall deliver the house to Party B for use according to the lease contract on the start date of the lease period.

2. During the validity period of the lease contract, neither party may unilaterally cancel or terminate the lease contract, except in the circumstances where the contract can be terminated as stipulated by law and the lease contract.

Article 4 Rent

1. Party B’s monthly rent for renting the house is RMB: 247,184.00 ，RMB 105 per square meter (rent does not include property management fees, water, electricity and other expenses). From the third year of tenancy, the monthly rent will increase by 5% per annum. The specific rent is as follows.

Rental time	Rent (RMB/month)
October 15, 2023 to February 14, 2024	Rent-free period
February 15, 2024 to February 14, 2026	247,184.00
February 15, 2026 to February 14, 2027	259,543.00

2. The house is paid according to the principle of first payment and then use, and the specific time of rent payment is as follows:

2.1、Party B shall pay the first (monthly) rent after the expiration of the rent-free period within 3 working days before the date of the lease contract, calculated in RMB 247,184.00 yuan.

2.2、Before March 15, 2024, Party B shall pay Party A the rent from March 15, 2024 to March 31, 2024, calculated as RMB 135,553.00 yuan.

2.3、Party B shall pay the next month’s rent to Party A before the end of each month (28-31), and Party A may implement it in accordance with the provisions of Article 8, Paragraph 2 of this contract.

3. Party B’s rent can be delivered to Party A’s account by transfer:

Account name: Guangzhou Fengwei Decoration Engineering Co., Ltd

Bank: China Merchants Bank Fengxing Sub-branch

Account number: 120906300410888

Article 5 Management Fees

1. Party A entrusts Guangdong Fengwei Property Management Co., Ltd. (hereinafter referred to as the property management company) to be responsible for the property management of the building and the management of Party B’s leased housing, and Party B agrees to this. The specific content of the property management services provided by Guangdong Fengwei Property Management Co., Ltd. shall be subject to the “Preliminary Property Management Service Agreement” signed between Party B and Party B.

Property company address: the first floor of No. 23, Tianhe South 2nd Road, Tianhe District, Guangzhou

Property company telephone: 87518183

2. The monthly management fee for the house is RMB58,853.00 (RMB58,853.00) RMB 25 per square metre. The property management company may increase the management fee due to changes in government prices or the rise of the market price index, but the specific fees need to be negotiated with Party B and agreed by Party B, and the property management company shall provide Party B with relevant documents, materials or policy provisions that affect the change of management fees.

3. The house is paid first and used later, and the specific time of management fee payment is as follows:

3.1 Party B shall pay the first (monthly) management fee after the expiration of the rent-free period within 3 working days before the date of the lease contract, calculated in RMB 58,853.00.

3.2 Before March 15, 2024, Party B shall pay Party A a management fee from March 15, 2024 to March 31, 2024, calculated in the amount of RMB 32,274.00 yuan (i.e. RMB 32,274.00).

3.3 According to the principle of first payment and then use, Party B must pay the next month’s monthly management fee to the property management company before the end of each month (28-31), and the property management company can implement it in accordance with the provisions of Article 8, paragraph 2 of this contract.

4. Party B’s management fee can be delivered to the property management company’s account in the form of transfer:

Account name: Guangdong Fengwei Property Management Co., Ltd

Bank: ICBC Tianhe Sub-branch

Account number: 3602013419200318634

Article 6 Performance bond

1. Party B shall, within 3 working days before the date of commencement of the lease contract (but no later than the start date of the lease period), pay Party A the equivalent of two months’ rent in the first year: RMB 494,368.00 and management fee (RMB 117,706.00), a total of RMB: 612,074.00 CNY It can be delivered to the account of Party A and the property management company in the form of transfer, and the performance bond cannot be used against rent, management fees and other expenses.

2. If Party B is late in paying the performance bond, Party B shall pay liquidated damages to Party A at 0.2% of the amount of the outstanding performance bond payable for each overdue day, and Party A has the right not to deliver the house to Party B for use until Party B has paid all the performance bond and liquidated damages, and the lease period and rent-free period stipulated in paragraphs 1 and 2 of Article 3 of this contract shall not be extended or changed accordingly; If Party B fails to pay the performance bond in full within 15 working days after the deadline, Party A has the right to rescind the contract, and Party B shall pay Party A the rent of the unit from the date of payment of the performance bond to the date of termination of the contract.

3. After the termination of the contract, Party B will return the performance bond to Party B without interest within 30 working days after Party B pays the rent and all expenses and Party A confirms that the house is not damaged (refer to Article 10, Paragraph 5 of this contract).

Article 7 Other Expenses

1. During the rent-free period, Party B does not need to pay the rent of the house to Party A, but must pay the management fee for the rent-free period from October 15, 2023 to February 14, 2024 (RMB 235,412.00) before handing over the site, and the utility fee during the rent-free period shall be paid in accordance with the provisions of paragraph 2 of this Article.

2. Self-water and electricity bills and shared costs

Party B’s self-use and self-consumption of electricity will be paid in accordance with the relevant regulations of the national government departments. The property management company designated by Party A shall collect and pay on behalf of the property management company, and the payment time shall be subject to the notice of the property management company. Party B shall bear the apportionment of the loss of self-consumption and electricity. The calculation method of self-consumption electricity sharing cost is 10% of Party B’s actual indoor electricity consumption. Self-consumption is apportioned in proportion to usage. The shared fee is paid together with the electricity and water bills for self-consumption at the time of payment.

3. Telephone and network fees

The telephone and network shall be reported to the telecommunications department by Party B. Party B’s FAX fee, IDD telephone fee, network fee and local telephone fee shall be paid by Party B every month according to the telephone bill of the Telecommunications Bureau.

4. Air conditioning management regulations and costs

(1) Use of central air conditioning

1.1 Air conditioning in the office building is available from 8:00 to 18:00 on Monday to Friday, 8:00 am to 12:00 pm on Saturday, and is closed on Saturday afternoon, Sunday and public holidays.

1.2 If Party B needs to apply to turn on the central air conditioning on weekends/holidays, it needs to submit a written application to the property company one working day in advance, and after approval by the property company, Party B will pay the corresponding overtime air conditioning fee to the property company before turning on the central air conditioning, and the specific overtime air conditioning fee standard is detailed in the annex 《Fengxing Plaza Weekend/Holiday Overtime Air Conditioning Charging Standard.》

Note: Property company approval conditions: More than 30% of the units in the building (calculated by floor area) apply for overtime before the central air conditioning can be started.

(2) Split air conditioner installation and use

Without the written consent of Party A or the property company, Party B is strictly prohibited from installing split air conditioning within the scope of the rented house or using the public area of the building.

Article 8 Rights and obligations of Party B

1. Party B must abide by the relevant laws and regulations of the state, obey the building management regulations and relevant property management regulations, and shall not have pollution and noise affecting the surrounding environment, otherwise all legal and economic responsibilities arising therefrom shall be borne by Party B. If there is any violation of criminal laws such as gambling, prostitution, drug use (trafficking), etc., in addition to Party B’s own legal and economic responsibility, Party A has the right to terminate the contract unconditionally, but Party B needs to be notified at least 7 working days in advance, and the performance bond paid by Party B will not be refunded.

2. Party B shall pay Party A rent, management fee and other fees payable by Party B on time. If the payment is overdue, Party A or the property management company may exercise the following relevant rights and interests from Party B:

(A) If Party B has not paid the rent within the due period for more than 5 days, a late fee of 2% of the total rent owed shall be added to the overdue time from the 6th day onwards; If Party B defaults on rent for more than 15 days, Party A has the right to unconditionally recover the house, and reserves the right to recover the fees payable from Party B, and Party B will not return the deposit paid as liquidated damages. (Overdue is less than one month counted as one month).

(B) If Party B fails to pay the management fee and other fees within the time limit for more than 5 days, a late fee of 2% of the total amount of the management fee and other fees owed will be charged daily from the 6th day onwards according to the overdue time; If Party B defaults on any fee for 15 days, the property management company has the right to stop supplying water, electricity, central air conditioning, telephone lines or other facilities in the building to the rented house of Party B, and Party B agrees that Party A or the property management company may take measures such as locking the door, and Party B shall bear all the consequences and losses arising therefrom.

3. During the rental period, Party B must protect the internal equipment and other equipment of the house in good condition and tidy (except for natural depreciation and non-Party B’s responsibility), including but not limited to taking all appropriate measures to protect the interior of the house from damage before the storm arrives. Party A shall not be liable for any personal damage, property or other losses caused by theft, flood, fire and other man-made events or natural disasters caused by non-Party A’s reasons or damage to Party B’s own equipment and facilities. In order to prevent the above risks, Party B shall purchase corresponding insurance. The insured and beneficiaries of the insurance shall include Party A.

4. Party B shall not change the structure and use of the house without authorization, if Party B intentionally or negligently causes damage to the house and equipment, it shall be responsible for restoring the original state and compensating reasonable losses, and Party B shall bear the cost of repairing the facilities and equipment related to the central system of the building (including fire protection, air conditioning, communications, security, elevators, etc.) in the house due to Party B’s intentional or negligent damage.

5. If Party B needs to decorate and partition the house when entering the site, it must obtain the consent of Party A or the property management company in writing in advance. Party B must report the fire protection construction audit to the Guangzhou Fire Protection Bureau by itself, and go to the property management company to handle the construction with the Guangzhou Fire Bureau’s audit opinion, and it must be accepted by the fire control before it can be put into use. If changes in the central system (including fire protection, air conditioning, etc.) are involved, in order to ensure the safety of the central system of the building, the professional unit must be responsible for the renovation at the market price, and Party B shall bear the relevant costs of the transformation.

6. Party B shall bear the fire safety responsibility of the house during the lease period (including the decoration rent-free period), and if the house is damaged due to the fire caused by Party B, it shall also bear the liability for compensation to Party A. If the house is installed or inspected for fire fighting facilities in the future, Party B shall unconditionally obey and cooperate.

7. Do not store and allow others to store weapons, ammunition, explosive and flammable and other prohibited dangerous substances in the premises; No illegal activities may be carried out inside the premises. Boxes, furniture, garbage, etc. shall not be stacked or left in elevators, lobbies, stairs, passages and other public places on each floor of the building to ensure the smooth flow of this place.

8. Responsible for the hygiene of the interior of the house. If Party B receives a notice from the government department requesting sanitation work in the house, Party B must notify the property management company and implement it according to the notice. If Party B does not follow the notice, so that Party A suffers economic losses caused by this behavior, Party B must be responsible for compensation.

9. Party B shall not change the lease purpose of the house without authorization, shall not sublease, sublease, or otherwise transfer the house to a third party for use, shall not provide guarantee to others in any form, or mortgage its lease use right (operation right) to others. Otherwise, Party A has the right to take back the house and confiscate the performance bond, and Party B shall bear all the responsibilities arising therefrom.

Notwithstanding the foregoing, Party B may transfer all or part of its rights and obligations under the lease contract to Party B’s affiliates (including but not limited to any enterprise that directly or indirectly controls Party B in any way, is directly or indirectly controlled by Party B in any way, or is directly or indirectly under common control with Party B in any way) during the lease period and with 1 month’s written notice to Party A in advance. However, Party B shall notify Party A in writing in advance and provide Party A with documents and other legal documents proving its association with Party B. The assignee shall sign a new contract with Party A in accordance with the terms of the lease contract, and all costs arising from the signing of the new lease contract shall be borne by Party B or (including but not limited to the stamp duty borne by Party A according to law).

10. If any facilities in the building fail to operate normally due to circumstances beyond Party A’s control, such as interruption of the normal supply of water, electricity, air conditioning and elevators, Party A shall not be liable to compensate Party B for any losses, and at the same time, the rent and other expenses payable by Party B under the lease agreement shall not be affected by this, but Party A shall do its best to repair and restore the normal supply of the above facilities.

11. Party B shall apply for and obtain all permits and approvals required by laws and regulations to carry out business activities. If Party B does not submit industrial and commercial, association or other registration documents to Party A when signing the lease contract (the specific submission documents depend on the nature of Party B’s organization), Party B shall report to the relevant government department within 3 months from the date of the start of the lease period of the lease contract to obtain a business license or other registration documents, and submit a copy of it verified by Party A to Party A for filing, and the name displayed on such certificates shall be consistent with Party B’s name or the name specified in Article 1, Paragraph 4 of this contract. During the validity period of the lease contract, Party B shall keep such certificates valid continuously.

12. Party B shall abide by the property management of the building, and shall not open the windows on the glass curtain wall without the consent of Party A or the property management company.

13. Normal office hours: Monday to Friday 8:00 to 18:00, Saturday 8:00 am to 12:00 pm; Other times and national statutory holidays are arranged as abnormal hours. If Party B’s office hours change, it is necessary to notify the property management company in writing in advance, and the overtime shall not exceed 22:30 at the latest, and each overtime work shall go to the property management company in advance to complete the registration procedures; Party B shall pay the relevant fees for the additional operating expenses of public facilities and equipment (such as public corridor lighting, elevators, etc.) caused by overtime according to the charging standards of the property management agreement in the early stage of the property management agreement of the property company.

14. If Party B does not handle the handover procedures of the house or accept the house in accordance with the provisions of Article 3, Paragraph 1 of this contract, Party B shall be deemed to have received the house, and Party B shall pay rent to Party A and pay property management fees and other expenses to the property management company in accordance with the provisions of the lease contract, and the lease period and rent-free period shall not be extended or changed accordingly. If Party B fails to complete the handover procedures for the house or accept the house within 30 days (including 30 days) after the deadline, Party A has the right to rescind the contract, confiscate the performance bond, and recover the amount due from Party B.

15. If Party B’s decoration plan is reviewed and approved by Party A or the property company, there is no need to restore the original state after the lease expires.

Article 9 Rights and obligations of Party A

1. If Party A fails to deliver the house within the time specified in the lease contract, if it is overdue within 15 working days (including 15 working days), Party B has the right to choose (A) extend the lease period and rent-free period accordingly, or (B) require Party A to pay liquidated damages to Party A (the liquidated damages are calculated as 0.2% of the monthly rent of the leased unit to Party B for every 1 day overdue). If the overdue period exceeds 15 working days, Party B has the right to cancel the contract, and Party A shall return the performance bond paid by Party B and the first month’s rent to Party B without interest within 15 working days after the cancellation of the contract, and pay liquidated damages to Party B, and the liquidated damages shall be calculated as 0.2% of the monthly rent of the rental unit to Party B for every 1 day overdue. After Party A performs the above responsibilities, the obligations, rights and responsibilities of both parties in this situation shall be terminated.

2. Party A is responsible for providing electricity, central air conditioning and other public facilities for Party B to use in the house; Responsible for the normal operation and maintenance of the central system facilities and equipment of the building (including fire, security, air conditioning, communications, electrical appliances and other systems).

3. Party A guarantees that it is the legal lessor of the house, has the full authority, qualification and ability to sign the lease contract and perform the obligations of Party A in the lease contract, and that the unit does not have any possible property rights disputes that affect Party B’s use of the house, otherwise Party A shall bear the liability for breach of contract.

Party A or the person or organization agreed to by it has the right to hold activities or publish advertisements in common places such as lobbies, elevator halls, elevator cars, corridors, etc. However, it cannot affect Party B to use the house as agreed in the lease contract.

4. During the validity period of the lease contract, Party A may transfer or mortgage the building or the house to a third party without Party B’s consent, and Party B waives the right of first refusal to purchase the unit, provided that Party A shall notify Party B in writing within 15 days after the effective date of the transfer. The change of owner caused by the transfer of the building and the house and the mortgage of the building or the house do not affect the validity of the lease contract, and the new owner inherits the rights and obligations of Party A in the lease contract. Party A warrants that the transferee will be fully aware of Party A’s rights and obligations under this Contract, and the transferee shall agree in writing to assume all of Party A’s rights and obligations under this Contract.

5. Party A and the property management company have the responsibility to assist and guide Party B to handle the secondary decoration construction procedures, and supervise and manage the whole process of Party B’s secondary decoration according to the requirements of the Guangzhou Fire Department’s decoration audit opinion.

6. Party B permits Party A to install, use and maintain plumbing and wiring through or in the house, and Party A has the right to enter the house after giving Party B reasonable advance notice (except for emergencies) for the purpose of carrying out inspections of the above conditions and repairs deemed necessary.

7. Party A shall not arbitrarily take back the house in advance. If it is withdrawn in advance, Party A shall return the performance bond paid by Party B twice.

8. During the lease period, Party A may demolish, modify or expand or add to the structure of the building where the leased house is located, including but not limited to the entrance, exit, elevator hall and other areas of the building where the house is located, but it cannot affect Party B’s normal office, including but not limited to equipment failure, office environment noise exceeding national standards, etc., if Party B’s employees complain about noise problems, Party A shall solve them in time to ensure the normal office of Party B’s employees. Party B shall not use this to cancel this contract or demand a reduction in rent, management fees, etc.

9. Party A guarantees that it has the right to entrust the property management services stipulated in this contract to Guangdong Fengwei Property Management Co., Ltd.

Article 10 Termination of Contract and Return of Leased Unit

1. If the contract is terminated normally at the end of this contract and the two parties have not agreed to renew the lease by Party B or cancel or terminate the lease contract in advance, Party B shall go through the relevant procedures for termination of the contract with Party A 15 days in advance, pay all fees and remove all the property in the house on the date of the expiration of the lease (if the contract is cancelled or terminated early, no later than 5 days from the date of rescission or termination of the contract), and if it is returned within the time limit, Party B shall pay Party A the house occupancy fee according to the actual number of occupied days from the date of overdue, (Occupancy fee rate: 200% of the last daily rent level before the termination of the contract), property management fee and other related expenses. At the same time, Party A has the right to take necessary measures to recover the house (including but not limited to opening and replacing the door lock by itself, and disposing of the property in the unit according to Article 10, Paragraph 3 of the contract), and Party B shall bear the costs and losses caused thereby.

2.If the lease period of the lease contract expires and the two parties do not agree to renew the lease by Party B or the lease contract is cancelled or terminated in advance, Party B shall return the leased property in the state after renovation (but excluding the public part occupied by Party B’s special application), and Party B has the right to dismantle its office furniture and equipment, but cannot dismantle the fixed decoration part (such as the interval of decoration, ceiling, floor, lighting, pipeline, etc.), and the original indoor fixed decoration belongs to Party A. If the structure of the house is damaged, Party A has the right to require Party B to make compensation (except for disasters, wars, and natural depreciation).

3. Party B shall remove all the furniture and miscellaneous goods within 5 days from the date of expiration of the lease or the termination of the contract, and the items that have not been removed shall be deemed to be waived by Party B as giving up their ownership and all other rights and interests, and Party A may dispose of such property by itself, and the value of such property and any of its rights and interests shall be deemed to be zero. Party A’s disposal of such property does not constitute an infringement on Party B or any third party, and Party B shall bear the costs and losses suffered by Party A and any third party as a result. During the above 5-day clean-up period, Party B shall not pay any rent except for the energy fees, property management fees, and communication fees payable by other third parties during the clean-up period.

4.If Party B needs to terminate the operation before the expiration of the contract period for any reason, Party B shall notify Party A in writing one month in advance, and after obtaining the consent of Party A, it shall be handled in accordance with Paragraphs 1 and 2 of Article 10 of this contract, and the deposit paid by Party B shall belong to Party A.

5.After the termination of the lease contract, Party B shall return the house to Party A in accordance with the following provisions before requesting the refund of the performance bond:

(1) Remove all of his belongings from the house;

(2) Check with Party A whether the equipment and facilities delivered by Party A to Party B are in normal use (except normal wear and tear), and Party B shall repair or compensate if there is any damage;

(3) Give Party A the keys to the door of the house and all the doors inside it;

(4) Settle rent, property management fees and other expenses (including but not limited to water, electricity, communication fees, etc.);

(5) Both parties or Party A sign the confirmation document for Party B’s return of the leased house.

Article 11 Renewal

1. Upon the expiration of the lease contract, Party B may renew the contract with Party A first under the same conditions. If Party B renews the lease, Party B shall notify Party A in writing 3 months before the expiration of the lease period. Parties A and B shall negotiate to sign a new lease contract, and if both parties are unable to sign a new lease contract with only 1 month left before the expiration date of the lease period, the lease will not be renewed.

2. Three months before the expiration of the contract, if Party B does not propose to Party A in writing to renew the contract, Party B shall be deemed to have waived and the contract shall be terminated upon expiration. Party A may lead customers interested in the house to enter the house for inspection at a reasonable time and without affecting the normal operation of Party B, but Party A shall notify Party B 3 days in advance, and Party B shall cooperate.

Article 12 Force Majeure

During the lease period, if the house or the building is damaged beyond repair or unsuitable for lease due to force majeure, natural disasters, war, riots, this contract will be terminated naturally, and Party A and Party B shall not be liable to each other, and after Party B pays all the expenses due, Party A will return the performance bond paid by Party B to Party B within seven days without interest.

Article 13 Dispute Resolution

This contract shall be governed by the laws of the People’s Republic of China, and all disputes arising from the performance of this contract shall be resolved by both parties through friendly negotiation as much as possible, and if the negotiation fails, it may be resolved by litigation in the court where the building is located, and the parties shall continue to perform this contract during the litigation.

Article 14 Miscellaneous

1. The lease registration and filing fee, stamp duty and related fees levied by government departments of this contract shall be borne equally by both parties (if the government stipulates that one party shall bear the burden, it shall be handled according to the regulations).

2. During the validity period of the lease contract, both parties and their employees and agents shall keep the terms of the lease contract confidential and shall not disclose or disclose the terms of the lease contract to any third party without the written consent of both parties A and B.

3. Notices and requests given by either party to this contract (including the property management company) to the other party must be sent in writing to the address indicated in this contract. Such notices or correspondence shall be delivered by hand or by facsimile or express mail. If it is delivered by hand, it shall be deemed to have been duly delivered upon delivery. If sent by facsimile, the notice is actually received by the person receiving the fax. If it is delivered by Speedpost, it will be deemed to have been delivered within 3 days after dispatch by Speedpost. Any change of address must be notified in writing within seven days.

4. During the lease period, if Party A needs to adjust the collection of rent, management fees and other fees due to the adjustment of the enterprise group organization, within seven working days after Party A issues the corresponding written notice, Party A and Party B shall sign a new supplementary agreement on the adjustment of the above fees. The total cost of rent and management fee of the newly signed supplementary agreement and the total cost of rent and management fee of this contract shall be determined after consultation between the two parties.

5. Party B has clearly understood the content of the 《Interim Convention for Owners/Property Users of Fengxing Plaza Office Building》when signing this contract and is willing to comply with the relevant provisions, if the content of the above documents is contrary to this contract, this contract shall prevail.

6. Both parties agree to issue VAT invoices to Party B at the tax rate selected by Party A and the property management company.

7. The lessor only issues an invoice for the payment of the month, and does not provide any procedures for replacing the bill.

8. If Party B does not engage in business activities (such as operating without a license) or engages in illegal activities, suspected criminal acts, etc. in accordance with laws and regulations, Party A has the right to unilaterally terminate the contract, and Party B has no right to demand the return of the performance bond, that is, the performance bond is regarded as liquidated damages.

9. If Party B and Party B’s staff violate the Regulations on Smoking Control in Public Places, the Regulations on Smoking Control in Guangzhou and the relevant provisions of this contract, that is, smoking or the existence of cigarette butts in public areas such as public corridors, stairs, elevators, etc., and Party B still fails to correct it after Party A issues three warnings, it shall be deemed that Party B has seriously breached the contract, and Party A has the right to unilaterally terminate the contract.

10. Party A shall deliver the leased floor to Party B for use in accordance with the provisions of the lease contract, and Party A shall ensure that the leased floor meets the provisions of the “Letter of Intent for Lease” regarding the delivery status of the floor (Note: except for the two glass gates and fire doors).

Article 15 If there are any unspecified matters in this contract, a written supplementary agreement shall be made through consultation between the two parties, and after the signing and approval of both parties, the new supplementary agreement shall have the same legal effect as the original contract.

Article 16 This contract shall take effect after being signed and sealed by the representatives of both parties, and shall expire after the expiration of the lease period. The original copy of this contract is in duplicate, two copies for Party A, two copies for Party B, and one copy for the street filing center.

Article 17 Before signing this contract, Party B has carefully read all the terms of the contract and conducted full consultation and communication with Party A. Party B fully and clearly understands the meaning and legal consequences of each clause of the contract, and fully knows the rights and obligations of both parties, and Party B signs the contract on the basis of consensus and equality and voluntariness with Party A.

Contract Annex: This Contract Annexes have the same legal effect as this Contract

Annex 1: A copy of Party A’s business license

Annex 2: A copy of Party B’s business license

Annex 3: The floor plan

Party A:	Party B:

Signature (representative):	Signature (representative):

ID Number:	ID Number:

Phone:	Phone:

Date of Signing:	Date of Signing: